SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TOP AIR MANUFACTURING, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.

[ ]    Fee  computed  on  table below per  Exchange  Act Rules  14a-6(i)(4)  and
       0-11.

       1)   Title to each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

       2)   Form, Schedule or Registration Statement No.:

       3)   Filing Party:

       4)   Date Filed:

                           Top Air Manufacturing, Inc.
                             317 Savannah Park Road
                             Cedar Falls, Iowa 50613

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on November 9, 1998


TO OUR STOCKHOLDERS:

The Annual Meeting of the Stockholders of Top Air Manufacturing, Inc., an Iowa corporation, will be held at the Holiday Inn, Cedar Falls, Iowa, at 1 p.m. local time on Monday, November 9, 1998, for the following purposes:

      1. To elect a board of eight directors to serve until the next annual meeting and until their successors are elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 16, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be open during usual business hours to the examination of any stockholder for any purpose germane to the annual meeting for ten days prior to the meeting at the office of the Company set forth above.

A copy of the Company's annual report for its fiscal year ended May 31, 1998, accompanies this notice.

                                          By Order of the Board of Directors,


                                          /s/ Steven F. Bahlmann
                                          Steven F. Bahlmann, Secretary
Cedar Falls, Iowa
October 9, 1998


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

                           Top Air Manufacturing, Inc.
                             317 Savannah Park Road
                             Cedar Falls, Iowa 50613

                                 PROXY STATEMENT

Solicitation of Proxies

The  enclosed  proxy  is  solicited  by  the  Board  of  Directors  of  Top  Air
Manufacturing, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, Cedar Falls, Iowa, at 1 p.m. local time on Monday, November 9, 1998, or at any adjournment thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally or by mail, telephone, or telegraph if proxies are not promptly received. However, except with respect to printing and mailing expenses, the Company does not expect to incur out-of-pocket expenses in soliciting proxies. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about October 9, 1998. Banks, brokers, and other custodians, nominees, and fiduciaries will be requested to send proxy materials to beneficial owners and to request voting instruction. The Company will reimburse them for their out-of-pocket expenses in so doing.

Revocation of Proxy

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy. An executed proxy with a later date will also revoke a previously furnished proxy.

Record Date

Only Stockholders of record at the close of business on September 16, 1998 will be entitled to vote at the meeting or any adjournment thereof.

Actions to be Taken Under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, S. Lee Kling, or, if unable or unwilling to serve, Steven R. Lind, will vote:

(A) FOR the election of the persons named herein as nominees for Directors of the Company to hold office for one year and until their successors have been duly elected and qualified; and

(B) According to such person's judgment on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Should any nominee named herein for election as a Director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve.

Voting Securities and Security Ownership of Certain Beneficial Owners and Management

On September 16, 1998, the record date of the stockholders entitled to vote at the Annual Meeting, there were outstanding 5,078,757 shares of no par value Common Stock of the Company, each of which is entitled to one vote on all matters submitted, including the election of Directors. A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. Votes that are withheld in the election of directors, abstentions on all other matters properly brought before the meeting and the proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters (so-called "broker non-votes") will be considered present for purposes of determining a quorum.

The vote of holders of a majority of the shares present in person or by proxy and entitled to vote are required to approve any resolution except for the election of Directors, which shall be elected by a plurality of the shares present in person or by proxy. For purposes of determining whether a proposal (other than for the election of Directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote.

The following table sets forth as of September 16, 1998, the beneficial ownership of each current Director (including the nominees for election as Directors), each of the executive officers named in the Summary Compensation Table set forth herein, the executive officers and Directors as a group, and each other shareholder known to the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                                      No. of Shares
   Name and Address                    Beneficially                    Percent
  of Beneficial Owner                     Owned                        of Class
  -------------------                 -------------                    --------
Robert J. Freeman and                   1,950,000  (1)                  38.40%
Dennis W. Dudley, Trustees
under Amended and Restated
Voting Trust Agreement
dated 9/15/92
9387 Dielman Industrial Dr.
St. Louis, MO 63132

Wayne W. Whalen                         1,150,000                       22.64%
4920 S. Greenwood
Chicago, IL 60615

Wayne C. Dudley                          777,117   (2)(3)               15.30%
21498 Highway 20
Parkersburg, IA 50665

Robert J. Freeman                        306,083   (2)(3)                6.03%
5755 Dupree Drive
Suite 110
Atlanta, GA 30327

Franklin A. Jacobs                       312,083   (2)(3)                6.14%
9387 Dielman Industrial Drive
St. Louis, MO 63132

S. Lee Kling                             293,683   (2)(3)                5.79%
1401 S. Brentwood Blvd.
St. Louis, MO 63144

Sanford W. Weiss                          136,161  (2)(3)                2.68%
1209 Washington Ave.
St. Louis, MO 63103

Dennis W. Dudley                          58,264   (3)                   1.15%
R.R.1
Parkersburg, IA 50665

Steven R. Lind                             59,333  (4)                  1.17 %
317 Savannah Park Road
Cedar Falls, IA 50613

Thaddeus P. Vannice, Sr.                   16,000                        0.32%
317 Savannah Park Road
Cedar Falls, IA 50613

All Directors and Executive             2,218,965                       43.69%
Officers as a Group
(13 persons)
------------------------

(1) The Amended and Restated Voting Trust Agreement (the "Voting Trust") was adopted September 15, 1992 and terminates January 4, 2000 or by earlier agreement. The names and addresses of the voting trustees are: Dennis W. Dudley, R.R. 1, Parkersburg, IA 50665, and Robert J. Freeman, 5755 Dupree Drive, Suite 110, Atlanta, GA 30327. Voting power of the shares deposited in the Voting Trust is shared equally by the trustees. Pursuant to the Voting Trust, the trustees are required to vote to elect Wayne C. Dudley, Dennis W. Dudley, Robert J. Freeman, Franklin A. Jacobs, S. Lee Kling and Sanford W. Weiss as Directors.

(2)  Includes shares subject to the Voting Trust discussed in footnote (1).

(3) Includes options to purchase 5,833 shares which are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

(4) Includes options to purchase 43,333 shares which are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

                       PROPOSAL 1 - ELECTION OF DIRECTORS
                         Information About The Nominees

The following table sets forth certain information concerning the nominees for Director, each of whom is currently a Director of the Company.

                                                                        Director
     Name                 Age     Position                               Since
     ----                 ---     --------                              --------
Steven R. Lind             36     President, Chief Executive Officer     1993
                                  and Director

Thaddeus P. Vannice, Sr.   51     Chief Financial Officer and Director   1997

Wayne C. Dudley            67     Director                               1981

Dennis W. Dudley           46     Director                               1981

Robert J. Freeman          70     Director                               1990

Franklin A. Jacobs         65     Director                               1990

Sanford W. Weiss           65     Director                               1990

S. Lee Kling               69     Director                               1990

Set forth below is a description of the background of each of the nominees for Director.

Steven R. Lind has served as President of the Company since November 1992 and was appointed Chief Executive Officer in July 1993. He also has served as a Director of the Company since 1993. Mr. Lind served as Controller of the Company from August 1988 to May 1990 and as Chief Financial Officer of the Company from May 1990 to November 1992.

Thaddeus P. Vannice, Sr., was appointed a Director of the Company in January 1997, as the designee of Wayne Whalen, pursuant to the agreement under which the Company acquired Ficklin Machine Company, Inc. ("Ficklin Machine") and was appointed Chief Financial Officer of the Company at that time. Prior thereto, Mr. Vannice served as President, Chief Financial Officer and Director of Ficklin Machine since March 1996. Mr. Vannice served as President and Director of Prairie Bancorp, an Illinois based multi-bank holding company from 1989 to 1995, and its Chief Executive Officer from November 1991 to May 1995.

Wayne C. Dudley is the founder of the Company, has served as a Director of the Company from 1981 to the present, and served as the Chairman of the Board and President or Chief Executive Officer of the Company from 1981 until 1992. Mr. Dudley is currently a member of the Audit Committee.

Dennis W. Dudley has served as a Director of the Company since 1981. From 1989 until 1992, he served as President and Chief Operating Officer of the Company. Currently, Mr. Dudley is self-employed. Mr. Dudley is the son of Mr. Wayne C. Dudley.

Robert J. Freeman has served as a Director of the Company since 1990. He has been retired for 20 years. Mr. Freeman currently serves on the Audit Committee and the Salary and Stock Option Committee.

Franklin A. Jacobs has served as a Director of the Company since 1990. Mr. Jacobs has served as Chief Executive Officer and Chairman of the Board and a Director of Falcon Products, Inc., a St. Louis-based commercial furniture manufacturer, for approximately 20 years.

Sanford W. Weiss has served as a Director of the Company since 1990. Mr. Weiss currently serves on the Audit Committee and the Salary and Stock Option Committee. Mr. Weiss is the Chairman of Weiss & Neuman Shoe Company, a 70 year old company which owns retail shoe stores and leased shoe departments. Mr. Weiss has worked for Weiss & Neuman for 40 years.

S. Lee Kling has served as a Director of the Company and Chairman of the Board since 1990. Mr. Kling currently serves on the Salary and Stock Option Committee. He also serves as Chairman of the Board of Kling Rechter Company, a merchant banking company, and as a Director of the following entities: Hanover Direct, Inc.; Falcon Products, Inc.; National Beverage Co.; Bernard Chaus, Inc.; Lewis Galoob Toys, Inc.; and Electro Rent Corp. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a St. Louis-based bank holding company, from 1974 until 1991 and served as its chief executive officer until 1990.

Board of Directors, Committees and Meetings Held

During the fiscal year that ended on May 31, 1998, the Board of Directors held four regular meetings and one special meeting. Each Director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he served.

The Board of Directors has an Audit Committee and a Salary and Stock Option Committee. The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company and reviews the scope and results of the audits conducted by the Company's independent public accountants. During the fiscal 1998, the Audit Committee met once. The Salary and Stock Option Committee reviews the Company's remuneration policies and practices, including executive compensation, and administers the Company's stock option plans. During fiscal 1998 the Salary and Stock Option Committee met once.

The Board of Directors evaluates and nominates qualified nominees for election or appointment as Directors and qualified persons for selection as Executive Officers. The Board of Directors will give appropriate consideration to a written recommendation by a stockholder for the nomination of a qualified person to serve as a Director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as a Director.

Compliance with Section 16(c) of the Exchange Act.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form S and amendments thereto (or written representations that no Form 5 is required) furnished to the Company, the Company believes that all such reports were timely filed.

Director Compensation

For their services, the Company pays a quarterly Director's fee of $1,500 to each non-employee Director. In addition, the Company pays S. Lee Kling a fee of $1,000 per month for serving as Chairman of the Board and consulting services rendered to the Company. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board of Directors and its committees.

                               EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company who are not also Directors of the Company:

Name                           Age      Position
----                           ---      --------

James R. Harken                43       Vice-President - Operations

Scott L. Wildeboer             38       Vice-President - Manufacturing

Kenneth R. Wagahoff            65       Vice President - Marketing

Randall L. Wagahoff            38       Vice-President - Sales

Steven F. Bahlmann             40       Chief Accounting Officer, Secretary and
                                        Treasurer

Mr. Harken has served as Vice President - Operations since September 1982.

Mr. Wildeboer has served as Vice President - Manufacturing since January 1990.

Mr. Kenneth R. Wagahoff has served as Vice President - Marketing since November 1992. Prior thereto, Mr. Wagahoff served as sales manager of the Company from 1986 to 1992.

Mr. Randall L. Wagahoff has served as Vice President - Sales since August 1996. From 1983 to 1996, Mr. Wagahoff served as a territory sales manager for the Company. Mr. Wagahoff is the son of Mr. Kenneth Wagahoff.

Mr. Bahlmann has served as Secretary and Treasurer since October 1993 and as Chief Accounting Officer since May 1998. Mr. Bahlmann served as Controller of the Company from January 1993 to May 1998. Prior thereto, Mr. Bahlmann was employed as a Staff Accountant with McGladrey & Pullen, LLP, certified public accountants, from 1987 to 1993.

The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer. No other officer of the Company received total compensation in excess of $100,000 during fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                              Long-Term
                     Annual Compensation                     Compensation
                     -------------------                     ------------
                                                   Awards
                                                   ------
Name and                                    Restricted   Options/
Principal                                      Stock      SARs        All Other
Position           Year   Salary     Bonus    Award(s)   (shares)   Compensation
--------------------------------------------------------------------------------

Steven R. Lind,    1998   $80,000   $16,000     --      7,500         $2,327 (1)
President and
Chief Executive    1997   $73,615   $45,135     --      10,000        $1,879
Officer
                   1996   $64,762   $20,500     --      10,000        $2,087
-------------------------

(1) Includes a contribution of $2,282 in 1998 to the 401(k) Plan by the Company on behalf of Mr. Lind. Also includes premiums in the amount of $45 paid by the Company in 1998 for term life insurance.

Stock Options

The following table sets forth certain information concerning stock options granted under the Company's 1993 Stock Option Plan during fiscal 1998 to the Chief Executive Officer of the Company:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants

                  Options/     Percentage of Total
                     SARs         Options/SARs         Exercise or
                   Granted    Granted to Employees     Base Price     Expiration
      Name        (shares)       in Fiscal Year     (dollars/share)      Date
--------------------------------------------------------------------------------

Steven R. Lind    7,500(1)           11.1%               $2.6875       1/27/08
----------------------

(1) Each option listed above was issued at fair market value on date of grant and is exercisable in 33-1/3% annual increments, beginning on the first anniversary of the date of grant and on each anniversary thereafter. All options listed above expire ten years from date of grant, subject generally to earlier termination upon cessation of employment.

The following table sets forth certain information concerning the number and value of unexercised options held by the Company's Chief Executive Officer outstanding at May 31, 1998. No stock options were exercised during fiscal 1998.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                            Number of       Value of Unexercised
                                           Unexercised          In-the-Money
                                         Options/SARs at       Options/SARs at
                  Shares                  May 31, 1998          May 31, 1998
                 Acquired      Value     (Exercisable/         Exercisable/
                on Exercise  Realized    Unexercisable)         Unexercisable
Name             (shares)    (dollars)     (shares)               dollars)
--------------------------------------------------------------------------------

Steven R. Lind      N/A          N/A      42,500/17,500        $72,678/$12,514


Employment Arrangements

The Company entered into an employment agreement with Steven R. Lind, dated November 6, 1992, which was subsequently amended as of October 19, 1994 (the "Agreement"). Under the terms of the Agreement, Mr. Lind will provide full time service to the Company in exchange for an annual salary of not less than $52,500, which may increased by the Board of Directors from time to time. Currently, the Board has set Mr. Lind's salary at $80,000. The Agreement also provides that in the event the Company terminates Mr. Lind's employment for reasons other than failure to perform, death, disability or commission of a felony, Mr. Lind is entitled to receive a termination fee in an amount equal to fifty percent (50%) of his then current fixed annual salary. The Agreement prohibits Mr. Lind from competing against the Company for two years after the termination of his employment with the Company, regardless of the reason for such termination.

Certain Relationships and Related Transactions

On January 1, 1991, the Company refinanced a short-term note receivable from Wayne C. Dudley, a former Chief Executive Officer of the Company, in the amount of $53,407. The note, as amended, is non-interest bearing and is payable in three installments per year through January 1, 2004. The balance of the note on May 31, 1998 was $27,172.

Relationship with Independent Auditors

McGladrey & Pullen, LLP was the Company's independent auditor for the fiscal year ended May 31, 1998. Acting upon the recommendation of the Audit Committee, the Board of Directors has selected McGladrey & Pullen, LLP to serve as the Company's independent public auditors for the fiscal year ending May 31, 1999. Representatives of McGladrey & Pullen, LLP are not expected to be present at the annual meeting.

Financial Information

Stockholders are urged to review the Financial Statements of the Company and the "Management Discussion and Analysis of Financial Condition and Results of Operations," both as set forth in the Annual Report of the Company which accompanies this Proxy Statement and which is by this reference incorporated herein.

Shareholder Proposals

Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company by May 21, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a Stockholder to bring other business before the Stockholder meeting, timely notice must be given to the Company by September 25, 1998. Such notice must include a description of the proposed business and the reasons therefor. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with applicable law. These requirements are separate from the procedural requirements a Stockholder must meet to have a proposal included in the Company's proxy statement.

A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR ITS FISCAL YEAR 1998 ACCOMPANIES THIS PROXY STATEMENT.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR FISCAL YEAR 1998 FILED WITH THE COMMISSION IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO TOP AIR MANUFACTURING, INC., 317 SAVANNAH PARK ROAD, CEDAR FALLS, IOWA 50613; ATTENTION: SECRETARY.

                                 OTHER BUSINESS

The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than as set forth in the Notice which accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,


                                          /s/ Steven F. Bahlmann
                                          Steven F. Bahlmann, Secretary
Cedar Falls, Iowa
October 9, 1998

PROXY
                           TOP AIR MANUFACTURING, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 9, 1998

The undersigned hereby appoints S. Lee Kling, with full power of substitution, or if S. Lee Kling is unable or declines to exercise such rights hereunder, the undersigned appoints Steven R. Lind, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, no par value, of Top Air Manufacturing, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at the Holiday Inn, Cedar Falls, Iowa, at 1:00 p.m. local time Monday, November 9, 1998, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

1. ELECTION OF DIRECTORS:

   |_| FOR all nominees listed below (or such other person designated by the Board of Directors to replace any unavailable nominee) to be allocated among such nominees in his discretion

   |_|      WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:   Wayne  C. Dudley, Dennis W. Dudley,  Robert J. Freeman,  Franklin A.
            Jacobs,  S.  Lee  Kling,  Sanford  W.  Weiss,  Steven  R.  Lind  and
            Thaddeus P. Vannice, Sr.

Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:


                            (Continued on other side)

                           (Continued from other side)

2.       OTHER MATTERS

         In his discretion with respect to the transaction of such other business as may properly come before the meeting.


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


                                     DATE ______________________________, 1998

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Please date and sign exactly as your name appears on the  envelope.  In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.